As filed with the Securities and Exchange Commission on July 9, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARPENTER TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-0458500 (I.R.S. Employer Identification No.)
1735 Market Street, 15th Floor
Philadelphia, Pennsylvania 19103
(610) 208-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
James D. Dee
Vice President, General Counsel and Secretary
Carpenter Technology Corporation
1735 Market Street, 15th Floor
Philadelphia, Pennsylvania 19103
(610) 208-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With a copy to:
Barry M. Abelson
Scott R. Jones
Bradley J. Boericke
Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
(215) 981-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS
Debt Securities
Carpenter Technology Corporation may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities, including their offering prices, in prospectus supplements to this prospectus.
We may offer and sell these debt securities to or through one or more underwriters, dealers or agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.
Investing in the debt securities involves risks. See “Forward-Looking Statements” in this prospectus, “Risk Factors” beginning on page 7 of this prospectus and “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended June 30, 2019 and subsequent filings with the Securities and Exchange Commission incorporated by reference in this prospectus or the applicable prospectus supplement before making a decision to invest in our debt securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated July 9, 2020

This prospectus, any prospectus supplement and any free writing prospectus that we prepare or authorize contains and/or incorporates by reference information that you should consider when making an investment decision. Neither we nor any underwriter has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any prospectus supplement is an offer to sell only the debt securities offered hereby or thereby, but only under circumstances and in jurisdictions where it is lawful to do so. Neither we nor any underwriters identified in any prospectus supplement are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any prospectus supplement and any free writing prospectus, and the documents incorporated by reference herein or therein, are current only as of the respective dates of such documents. You should not assume that such information is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings any of our debt securities described in this prospectus.
The debt securities may be sold for U.S. dollars, a foreign-denominated currency or a currency unit. Amounts payable with respect to any debt securities may be payable in U.S. dollars or a foreign-denominated currency or a currency unit as specified in the applicable prospectus supplement.
This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update, change or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.
The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the debt securities covered by the prospectus supplement.
The prospectus supplement will also contain, with respect to the debt securities being sold, the manner of sale, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.
You should carefully read both this prospectus and any prospectus supplement, together with additional information described below under the heading “Where You Can Find More Information.”
Unless otherwise stated or the context otherwise requires, references in this prospectus to “Carpenter Technology,” “the Company,” “we,” “us” and “our” are to Carpenter Technology Corporation and its consolidated subsidiaries. However, in the “Description of the Debt Securities” section of the prospectus, references to “we,” “us” and “our” are to Carpenter Technology Corporation and not to any of its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.
We also make available, free of charge, on or through our Internet web site (ir.carpentertechnology.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation by Reference.” In addition, you may request copies of these filings in writing or by telephone at no cost through our Investor Relations Department at: Carpenter Technology Corporation, 1735 Market Street, 15th Floor, Philadelphia, PA, telephone: (610) 208-2000 or our Internet web site (ir.carpentertechnology.com).
We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site listed above.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities described in this prospectus; provided, however, that, except as specifically provided below, we are not incorporating any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:
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our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 17, 2019;

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our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019, December 31, 2019 and March 31, 2020, and

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our Current Reports on Form 8-K, filed with the SEC on September 26, 2019, October 9, 2019, June 8, 2020 and July 7, 2020.

To obtain copies of these filings, see “Where You Can Find More Information.”
The preliminary financial data incorporated by reference in this prospectus, including the fiscal year 2020 preliminary data included in our Current Report on Form 8-K filed with the SEC on July 7, 2020, has been prepared by, and is the responsibility of, Carpenter Technology’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The prospective financial information incorporated by reference in this document, including the fiscal year 2021 estimated financial data included in our Current Report on Form 8-K filed with the SEC on July 7, 2020, has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and accordingly, does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this prospectus relates to the Company’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. Prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not yet provided or available.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may” or the negative of such terms or other comparable terminology. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this prospectus or the documents and information incorporated by reference into this prospectus, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, the dates of the documents incorporated by reference herein or as of the dates otherwise indicated in such forward-looking statements, as applicable. All of our forward-looking statements, including those contained or incorporated by reference in this prospectus are qualified in their entirety by this statement.
There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in, contemplated by or incorporated by reference in this prospectus. The most significant of these uncertainties are described in Carpenter Technology’s filings with the SEC, including its report on Form 10-K for the year ended June 30, 2019, Form 10-Q for the quarters ended September 30, 2019, December 31, 2019 and March 30, 2020 and the exhibits attached to those filings. They include but are not limited to:
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the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries;

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the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes;

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the ability to recoup increases in the cost of energy, raw materials, freight or other factors;

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domestic and foreign excess manufacturing capacity for certain metals;

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fluctuations in currency exchange rates;

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the effect of government trade actions;

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the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans;

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possible labor disputes or work stoppages;

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the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products;

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the ability to successfully acquire and integrate acquisitions;

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the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain;

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the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions;

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Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event;

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the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel;

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fluctuations in oil and gas prices and production;

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uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption;

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Carpenter Technology’s efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains;

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Carpenter Technology’s status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority;

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Carpenter Technology’s ability to execute its business continuity, operational and budget plans in light of the COVID-19 outbreak; and

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the ability of Carpenter Technology to successfully carry out restructuring and business exit activities on the expected terms and time lines.

Given these uncertainties and risks, prospective investors are cautioned not to place undue reliance on forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus may not occur and actual results, performance or achievement could differ materially from those anticipated or implied in the forward-looking statements.

CARPENTER TECHNOLOGY CORPORATION
We are a producer and distributor of premium specialty alloys, including titanium alloys, powder metals, stainless steels, alloy steels, and tool steels as well as drilling tools. We are a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer markets. We have evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (“AM”) processes and soft magnetics applications. We have expanded our AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. We primarily process basic raw materials such as nickel, cobalt, titanium, manganese, chromium, molybdenum, iron scrap and other metal alloying elements through various melting, hot forming and cold working facilities to produce finished products in the form of billet, bar, rod, wire and narrow strip in many sizes and finishes. We also produce certain metal powders and parts. Our sales are distributed directly from our production plants and distribution network as well as through independent distributors. Unlike many other specialty steel producers, we operate our own worldwide network of service and distribution centers. These service centers, located in the United States, Canada, Mexico, Europe and Asia allow us to work more closely with customers and to offer various just-in-time stocking programs.
As part of our overall business strategy, we have sought out and considered opportunities related to strategic acquisitions and joint collaborations as well as possible business unit dispositions aimed at broadening our offering to the marketplace. We have participated with other companies to explore potential terms and structures of such opportunities and expect that we will continue to evaluate these opportunities.
Carpenter Technology Corporation is a Delaware corporation established in 1889, originally as Carpenter Steel Company. Our principal executive offices are located at 1735 Market Street, 15th Floor, Philadelphia, PA, 19103, and our main telephone number is (610) 208-2000.

RISK FACTORS
Investing in the debt securities involves risks. Before making a decision to invest in the debt securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (together with any updates thereto in subsequent periodic filings) and in other documents that we include or incorporate by reference in this prospectus. See “Where You Can Find More Information” and the section above entitled “Forward-Looking Statements.” The occurrence of any of these risks might cause you to lose all or part of your investment in the debt securities.

USE OF PROCEEDS
Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the debt securities for general corporate purposes, which may include, but are not limited to, funding for working capital, capital expenditures, repayment of debt, the financing of acquisitions, joint ventures and other business combination opportunities or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES
The debt securities offered hereby will be issued under an Indenture, dated as of January 12, 1994, between Carpenter Technology and U.S. Bank National Association, as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association (the “Trustee”), as it may be amended or supplemented from time to time (the “Indenture”). The debt securities may be issued from time to time in one or more series. The particular terms of each series, or of debt securities forming a part of a series, which are offered by a prospectus supplement, will be described in such prospectus supplement.
The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms which are not otherwise defined in this prospectus. The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended (the “TIA”). Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indenture.
General
The Indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. Carpenter Technology may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as Carpenter Technology may determine. The debt securities will be unsecured obligations of Carpenter Technology and will rank on a parity with all other unsecured and unsubordinated indebtedness of Carpenter Technology.
The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:
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the title of such debt securities,

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any limit on the aggregate principal amount of such debt securities or the series of which they are a part,

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the person to whom interest on such debt securities will be payable,

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the date or dates on which the principal of any of such debt securities will be payable,

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the rate or rates at which any of such debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date,

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the place or places where the principal of and any premium and interest on any of such debt securities will be payable,

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the period or periods within which, the price or prices at which and the terms and conditions on which any of such debt securities may be redeemed, in whole or in part, at the option of Carpenter Technology,

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the obligation, if any, of Carpenter Technology to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation,

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the denominations in which any of such debt securities will be issuable, if other than denominations of $1,000 and any integral multiples thereof,

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if the amount of principal of or any premium or interest on any of such debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined,

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if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such debt securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time),

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if the principal of or any premium or interest on any of such debt securities is to be payable, at the election of Carpenter Technology or the holder thereof, in one or more currencies or currency units other than those in which such debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined),

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if other than the entire principal amount thereof, the portion of the principal amount of any of such debt securities which will be payable upon declaration of acceleration of the maturity thereof,

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if the principal amount payable at the stated maturity of any of such debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined),

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if applicable, that such debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under “Defeasance and Covenant Defeasance — Defeasance and Discharge” or “Defeasance and Covenant Defeasance — Defeasance of Certain Covenants,” or under both such captions,

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whether any of such debt securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective Depositaries for such global securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Global Securities” and, if different from those described under such caption, any circumstances under which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the names of Persons other than the Depositary for such global security or its nominee,

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any addition to or change in the events of default applicable to any of such debt securities and any change in the right of the Trustee or the holders to declare the principal amount of any of such debt securities due and payable,

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any addition to or change in the covenants in the Indenture, including those described under “Certain Restrictive Covenants” applicable to any of such debt securities, and

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any other terms of such debt securities not inconsistent with the provisions of the Indenture.

Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Form, Exchange and Transfer
The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and any integral multiples thereof.
At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Carpenter Technology for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but Carpenter Technology may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Carpenter Technology has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Carpenter Technology for any debt securities will be named in the applicable prospectus supplement. Carpenter Technology may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Carpenter Technology will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, Carpenter Technology will not be required to (i) issue, register the transfer of or exchange any debt security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.
Global Securities
Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the debt securities represented thereby. Each global security will be registered in the name of a depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.
Notwithstanding any provision of the Indenture or any debt security described herein, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless (i) the depositary has notified Carpenter Technology that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the debt securities represented thereby for all purposes under the debt securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the Indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its bookentry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of Carpenter Technology, the Trustee or any agent of Carpenter Technology or the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance thereof may be required to be made in immediately available funds.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Carpenter Technology may designate for such purpose from time to time, except that at the option of Carpenter Technology payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, U.S. Bank National Association will be designated as Carpenter Technology’s sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by Carpenter Technology for the debt securities of a particular series will be named in the applicable prospectus supplement. Carpenter Technology may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Carpenter Technology will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by Carpenter Technology to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed for two years after such principal premium or interest has become due and payable will be repaid to Carpenter Technology, and the holder of such debt security thereafter may look only to Carpenter Technology for payment thereof.
Certain Definitions
“Attributable Debt” means, as to any particular lease under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the same rate per annum as the rate of interest borne by the outstanding debt securities, on a weighted average basis. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Capital Stock,” as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities other than (a) deferred income taxes, (b) Funded Debt and (c) shareholders’ equity (including all preferred stock whether or not redeemable) and (ii) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of Carpenter Technology and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.
“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized).
“Principal Property” means any manufacturing or processing plant or warehouse owned at the date of the Indenture or thereafter acquired by Carpenter Technology or any Restricted Subsidiary of Carpenter Technology which is located within the United States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than (i) any property which in the opinion of Carpenter Technology’s Board of Directors is not of material importance to the total business conducted by Carpenter Technology as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.
“Restricted Subsidiary” means a Subsidiary of Carpenter Technology (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (ii) which owns a Principal Property.
“Subsidiary” means any corporation more than 50% of the outstanding voting stock of which is owned or controlled, directly or indirectly, by (i) Carpenter Technology, (ii) Carpenter Technology and one or more Subsidiaries or (iii) one or more Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class has such voting power by reason of any contingency.
“U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any such payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
Certain Covenants of Carpenter Technology
Restrictions on Secured Debt
If Carpenter Technology or any Restricted Subsidiary shall incur, issue, assume or guarantee any loans or notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge or lien (“Mortgage”) on any Principal Property of Carpenter Technology or any Restricted Subsidiary, or on any shares of Capital Stock or Debt of any Restricted Subsidiary, Carpenter Technology will provide or cause such Restricted Subsidiary to provide that the debt securities (together with, if Carpenter Technology shall so determine, any other Debt of Carpenter Technology or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the debt securities) be secured equally and ratably with (or, at Carpenter Technology’s option, prior to) such secured Debt, unless, after giving effect thereto, the aggregate amount of all such secured Debt, together with all Attributable Debt of Carpenter Technology and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in “Restrictions on Sales and Leasebacks” below), would not exceed 5% of Consolidated Net Tangible Assets.
The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by (i) Mortgages on property of, or on any shares of Capital Stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) Mortgages in favor of Carpenter Technology or a Restricted Subsidiary, (iii) Mortgages in favor of governmental bodies to secure progress, advance or other payments, (iv) Mortgages on property, shares of Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within specified time limits, (v) Mortgages securing industrial revenue or pollution control bonds and (vi) any extension, renewal or replacement, as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) through (v) inclusive so long as such extension, renewal or replacement is limited to all or part of the same property, shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).
Restrictions on Sales and Leasebacks
Neither Carpenter Technology nor any Restricted Subsidiary will enter into any sale and leaseback transaction involving any Principal Property, unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties or shares of Capital Stock or Debt of a Restricted Subsidiary (with the exception of secured Debt which is excluded as described in “Restrictions on Secured Debt” above) would not exceed 5% of Consolidated Net Tangible Assets.
The above restrictions will not apply to, and there will be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years, (ii) the sale and leaseback transaction of the Principal Property is made prior to, at the time of or within 180 days after its acquisition or construction, (iii) the lease secures or relates to industrial revenue or pollution control bonds, (iv) the transaction is between Carpenter Technology and a Restricted Subsidiary or between Restricted Subsidiaries or (v) Carpenter Technology or such Restricted Subsidiary within 180 days after the sale or transfer applies an amount equal to the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement to (a) the retirement of the debt securities or certain Funded Debt of Carpenter Technology ranking on a parity or senior to the debt securities or Funded Debt of a Restricted Subsidiary or (b) the purchase of other property which will constitute Principal Property having a fair market value, in the opinion of Carpenter Technology’s Board of Directors, at least equal to the fair market value of the Principal Property so leased. The amount to be applied to the retirement of such Funded Debt of Carpenter Technology or a Restricted Subsidiary shall be reduced by (x) the principal amount of any debt securities (or other notes or debentures constituting such Funded Debt) delivered within such 180-day period to the Trustee or other applicable trustee for retirement and cancellation and (y) the principal amount of such Funded Debt other than items referred to in the preceding clause (x), voluntarily retired by Carpenter Technology or a Restricted Subsidiary within 180 days after such sale, provided that, notwithstanding the foregoing, no retirement referred to in this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.
Except as described in “Restrictions on Secured Debt” and “Restrictions on Sales and Leasebacks,” the Indenture does not contain any covenants or provisions that may afford holders of the debt securities protection in the event of a highly leveraged transaction.

Successor Company
The Indenture provides that no consolidation or merger of Carpenter Technology with or into any other corporation and no conveyance, transfer or lease of its properties and assets substantially as an entirety to any person may be made unless (i) the corporation formed by or resulting from any such consolidation or merger or which shall have received the transfer of such property and assets shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture payment of the principal of, premium (if any) and interest on the debt securities and the performance and observance of the Indenture, (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing and (iii) Carpenter Technology shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required for such transaction, such supplemental indenture, complies with the above requirements of the Indenture.
Events of Default
Each of the following constitutes an Event of Default under the Indenture with respect to the debt securities of any series: (a) failure to pay principal of or any premium on any debt security of that series at its maturity; (b) failure to pay any interest on any debt securities of that series when due, and continuance of such failure for a period of 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series; (d) failure to perform, or breach of, any other covenant of Carpenter Technology in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the Outstanding debt securities of that series as provided in the Indenture; (e) certain defaults by Carpenter Technology or any of its Restricted Subsidiaries under any bond, debenture, note or other evidence of indebtedness for money borrowed in excess of $3,000,000, under any capitalized lease or under any mortgage, indenture or instrument, which default (i) consists of a failure to pay any such indebtedness or liability upon its stated maturity or (ii) results in such indebtedness or liability becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and continuance thereof for 10 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to debt securities of that series.
If an Event of Default (other than an Event of Default described in clause (f) above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the Indenture may declare the principal amount of the debt securities of that series (or, in the case of any security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such security) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other security, such specified amount) will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if Carpenter Technology has paid or deposited with the Trustee all sums sufficient to pay overdue interest and other amounts required under the Indenture and all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “Modification and Waiver.”
Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series, provided that such direction shall not be in conflict with any rule of law or the Indenture, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and such direction shall not involve the Trustee in personal liability or be unjustly prejudicial to holders not joining therein.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer of indemnity. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security. Carpenter Technology will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not Carpenter Technology, to its knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.
Modification and Waiver
Modifications and amendments of the Indenture may be made by Carpenter Technology and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, (b) reduce the principal amount of, or any premium payable upon redemption or interest on, any debt security, (c) reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any debt security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, (f) reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver.
Modifications and amendments of the Indenture may be made by Carpenter Technology and the Trustee without the consent of the holders to (a) evidence the succession of any person to Carpenter Technology, (b) add to the covenants of Carpenter Technology for the benefit of the holders of all or any series of debt securities, (c) add additional Events of Default for the benefit of the holders of all or any series of debt securities, (d) permit or facilitate the issuance of securities of any series in bearer form or uncertificated form, (e) add, change or eliminate any provision of the Indenture in respect of one or more series of debt securities so long as these additions, changes or eliminations do not apply to debt securities of any series created prior to such additions, changes or eliminations and entitled to the benefit of such provisions, or modify the rights of any holder of any such debt securities with respect to such provisions, or become effective only after these debt securities are no longer outstanding, (f) secure the debt securities, (g) create new series of debt securities as permitted under the Indenture, (g) provide for a successor trustee under the Indenture or (h) cure any ambiguity or correct or supplement any provision of the Indenture that is defective so long as such action does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by Carpenter Technology with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.
The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (iii) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a security described in clause (i) or (ii) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the Indenture, will not be deemed to be outstanding.
Except in certain limited circumstances, Carpenter Technology will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee also will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by Carpenter Technology (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.
Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, Carpenter Technology may elect, at its option at any time, to have the provisions of Section 1302 of the Indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the Indenture, relating to defeasance of certain restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series.
Defeasance and Discharge
The Indenture provides that, upon Carpenter Technology’s exercise of its option (if any) to have Section 1302 of the Indenture apply to any debt securities, Carpenter Technology will be discharged from all its obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, Carpenter Technology has delivered to the Trustee an opinion of counsel to the effect that Carpenter Technology has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that beneficial owners of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.
Defeasance of Certain Covenants
The Indenture provides that, upon Carpenter Technology’s exercise of its option (if any) to have Section 1303 of the Indenture apply to any debt securities, Carpenter Technology may omit to comply with certain restrictive covenants, including those described under “Certain Covenants of Carpenter Technology,” under “Successor Company, “ any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities. Carpenter Technology, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the Indenture and such debt securities. Carpenter Technology will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that beneficial owners of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event Carpenter Technology exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, Carpenter Technology would remain liable for such payments.
Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the Security Register.
Title
Carpenter Technology, the Trustee and any agent of Carpenter Technology or the Trustee may treat the Person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
The Indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
Regarding The Trustee
U.S. Bank National Association is the successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association under the Indenture.
Upon the occurrence of an Event of Default, the Trustee may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939, as amended, and, accordingly, may be required to resign as Trustee under the Indenture.

PLAN OF DISTRIBUTION
We may sell the debt securities described in this prospectus from time to time in one or more transactions:
•
to purchasers directly;

•
to underwriters for public offering and sale by them;

•
through agents;

•
through dealers;

•
through a combination of any of the foregoing methods of sale; or

•
in any other manner, as provided in any applicable prospectus supplement.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.
Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.
The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.
If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.
Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.
Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading market for any debt securities.

LEGAL MATTERS
The validity of the securities will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2019 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
Information Not Required in Prospectus
Item 14.
Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with a distribution of debt securities being registered under this registration statement:
Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Rating agency fees		**
Trustee’s fees and expenses		**
Miscellaneous		**
Total		**

*
The Registrant is registering an indeterminate amount of debt securities under this registration statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

**
The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of debt securities.

Item 15.
Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145(b) of the DGCL states that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.
Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for payments of dividends or stock repurchases or redemptions in violation of Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible by Section 102(b)(7) of the DGCL. This provision does not affect a director’s responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.
Our restated certificate of incorporation and our by-laws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Section 145 of the DGCL.
We have entered into indemnification agreements with each of our non-executive directors and certain of our executive officers. Pursuant to these agreements, we have agreed to indemnify those directors and executive officers for all expenses and losses incurred in any proceedings filed by a third party (other than proceedings by or in the right of our company) to the fullest extent permitted by law. In proceedings by or in the right of the company, those directors and executive officers will be indemnified for all expenses, losses and damages actually and reasonably incurred in connection with such proceedings to the fullest extent permitted by law, but not for expenses for which they are finally adjudged by a court to be liable to us unless a court has determined in view of all the circumstances of the case that such director or executive officers is fairly and reasonably entitled to indemnification. We will not be liable for indemnity for any costs covered by insurance, for any accounting for profits from the purchase or sale of securities in violation of Section 16(b) of the Securities Exchange Act of 1934 or for proceedings brought by those directors or executive officers against us prior to a change of control unless such proceedings were previously approved by our board of directors or we agree in our sole discretion to indemnify under applicable law. We have agreed to advance expenses to our directors and executive officers seeking indemnification under their indemnification agreement without security or interest provided that those directors or executive officers undertake in writing to repay the advance if it is ultimately determined that they are not entitled to indemnification. The burden is on us to prove that our directors or executive officers are not entitled to indemnification. Any settlement must be mutually approved by us and our director or executive officer, as applicable, subject to certain requirements, with such approval not to be unreasonably withheld. The indemnification agreements are not intended as exclusive remedies and supplement any insurance or other remedies in law or equity that the directors or executive officers may have.
We maintain directors’ and officers’ liability insurance for our directors and officers.
The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL, our restated certificate of incorporation and by-laws, as amended to date, and our indemnification agreements.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 16.
Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation dated October 26, 1998 is incorporated herein by reference to Exhibit 3(A) of Carpenter’s 2005 Annual Report on Form 10-K filed on September 9, 2005.
3.2	By-Laws of Carpenter Technology Corporation, amended as of August 11, 2015 are incorporated herein by reference to Exhibit 3.2 of Carpenter’s 2015 Annual Report on Form 10-K filed on August 17, 2015.
4.1	Indenture dated as of January 12, 1994, between Carpenter and U.S. Bank National Association as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association is incorporated by reference to Exhibit 4(A) to Carpenter’s Quarterly Report on Form 10-Q filed on February 10, 1994.
4.2	First Supplemental Indenture dated May 22, 2003, between Carpenter and U.S. Bank National Association as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association is incorporated herein by reference to Exhibit 4(I) to Carpenter’s 2003 Annual Report on Form 10-K filed on September 12, 2003.
4.3	Form of 6.625% Senior Note Due 2013, incorporated herein by reference to Exhibit 4.K to Carpenter’s 2003 Annual Report on Form 10-K filed on September 12, 2003.
4.4	Second Supplemental Indenture dated June 30, 2011, between Carpenter and U.S. Bank National Association incorporated herein by reference to Exhibit 4.1 to Carpenter’s Current Report on Form 8-K filed on June 30, 2011.
4.5	Form of 5.20% Senior Notes due 2021, incorporated herein by reference to Exhibit 4.2 to Carpenter’s Current Report on Form 8-K filed on June 30, 2011.
4.6	Third Supplemental Indenture dated as of February 26, 2013, between Carpenter and U.S. Bank National Association incorporated herein by reference to Exhibit 4.1 to Carpenter’s Current Report on Form 8-K filed on February 26, 2013.
4.7	Form of 4.450% Senior Notes due 2023, incorporated herein by reference to Exhibit 4.2 to Carpenter’s Current Report on Form 8-K filed on February 26, 2013.
4.8**	Fourth Supplemental Indenture.
4.9**	Form of debt securities.
5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP, as to the legality of the securities being registered.
23.1*	Consent of Troutman Pepper Hamilton Sanders LLP (included in the opinion filed as Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney (included on signature page).
25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee under the Indenture.

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.
Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii)
If the Registrant is subject to Rule 430C each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 9th day of July, 2020.
Carpenter Technology Corporation
By:
/s/ Timothy Lain

Name:
Timothy Lain

Title:
Vice President, Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony R. Thene and Timothy Lain, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Tony R. Thene Tony R. Thene	President and Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2020
/s/ Timothy Lain Timothy Lain	Vice President and Chief Financial Officer (Principal Financial Officer)	July 9, 2020
/s/ Elizabeth A. Socci Elizabeth A. Socci	Vice President — Controller, Chief Accounting Officer (Principal Accounting Officer)	July 9, 2020
/s/ Gregory A. Pratt Gregory A. Pratt	Chairman and Director	July 9, 2020
/s/ Viola L. Acoff Viola L. Acoff	Director	July 9, 2020
/s/ A. John Hart A. John Hart	Director	July 9, 2020

Name	Title	Date
/s/ I. Martin Inglis I. Martin Inglis	Director	July 9, 2020
/s/ Steven E. Karol Steven E. Karol	Director	July 9, 2020
/s/ Kathleen Ligocki Kathleen Ligocki	Director	July 9, 2020
/s/ Robert R. McMaster Robert R. McMaster	Director	July 9, 2020
/s/ Jeffrey Wadsworth Jeffrey Wadsworth	Director	July 9, 2020
/s/ Stephen M. Ward, Jr. Stephen M. Ward, Jr.	Director	July 9, 2020